OppenheimerFunds, Inc.
                              2 World Trade Center
                            New York, New York 10048




                                             August 31, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

      Re:  Oppenheimer Senior Floating Rate Fund
           Reg. No. 333-82579
           Sec File No. 811-09373

To the Securities and Exchange Commission:

      On behalf of Oppenheimer Senior Floating Rate Fund (the "Fund") and pursuant to Rule 486 under the Securities Act of 1933, as amended, and in connection with the Fund's Registration Statement on Form N-2 under the Securities Act of 1933 which also constitutes Amendment No. 5 to the Fund's Registration Statement under the Investment Company Act of 1940, as amended, the undersigned counsel, who prepared such Registration Statement, hereby represents to the Commission that such Registration Statement does not contain any disclosures that would render it ineligible to become effective pursuant to paragraph (b) of Rule 486.

                                Very truly yours,



                                /s/ Deborah A. Sullivan
                                Deborah A. Sullivan
                                Assistant Vice President and
                                Assistant Counsel

DSullivan opinion amend5